Exhibit 10.166

AMENDMENT NO. 1

TO LEASE AGREEMENT

BETWEEN

MECHANICAL TECHNOLOGY INC.

AND

CARL E. TOUHEY

This Amendment to Lease is made and entered into this 29th day of September 2009 by and between Mechanical Technology Inc. ("Tenant"), MTI Instruments Inc., a wholly-owned subsidiary of Tenant ("Assignee"), and Carl E. Touhey ("Landlord").

Whereas, Tenant and the Landlord entered into a Lease on August 10, 1999 with respect to a portion of the building known as 325 Washington Avenue Extension Albany, NY 12205 (the "Lease").

Whereas, the parties hereto wish to amend the Lease as hereinafter provided as permitted pursuant to Section 25.7 of the Lease.

Whereas, Tenant desires to assign to Assignee, a wholly-owned subsidiary of Tenant, as of December 1, 2009, all of its right, title and interest in and to the Lease, which assignment is permitted without Landlord consent pursuant to Section 7.3 of the Lease.

Now, therefore, in consideration of One Dollar ($1.00) each to the other paid, receipt of which is hereby acknowledged, the Lease is amended as follows:

1) The Lease term shall be extended for Five (5) years and from December 1, 2009 – November 30, 2014.

2) The Tenant shall pay monthly rent to the Landlord according to the following schedule:

Year 1 - $251,776.80/year; $20,981.40/month; $14.45/square foot
Year 2 - $258,223.68/year; $21,518.64/month; $14.82/square foot
Year 3 - $264,496.32/year; $22,041.36/month; $15.18/square foot
Year 4 - $270,943.20/year; $22,578.60/month; $15.55/square foot
Year 5 - $277,390.08/year; $23,115.84/month; $15.92/square foot

3) Article 2 shall be amended to read: "The premises consists of approximately 17,424 usable square feet of space in the building known as 325 Washington Avenue Extension Albany, NY 12205. See Exhibit A."

4) Article 5.2 shall be amended to read: "The Tenant's proportionate share is 66.33 % and is calculated as follows: Tenant's usable square footage 17,424, divided by the total useable square footage in the building, 26,268."

5) Landlord agrees to a Three (3) month rent abatement of the current lease, dated August 10, 1999, from September 1, 2009 to November 30, 2009.

6) The Tenant's new base year for Property and School Taxes in Article 5 shall be: December 1, 2009 – November 30, 2010.

7) Tenant shall have an option to terminate this Lease with one hundred eighty (180) days written notice to the Landlord prior to the third (3rd) anniversary commencement date, December 1, 2012. If Tenant elects this option, Tenant shall reimburse Landlord for all unamortized transactional costs, including broker's commission, all unamortized fit-up costs and the unamortized portion of the $3,000.00 security and IT allowance as defined in item 10 of this amendment at the time of termination. The amortization of all costs will be on a five (5) year, straight-line basis. The actual unamortized transactional costs will be identified prior to April 1, 2010, or a date mutually agreed upon by both parties, with reasonable detail. In addition, Tenant will reimburse Landlord for three months of rent

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abatement granted in the amount of $78,918.75 and the difference between the average rent over the entire amended five (5) year term and the discounted rent offered in the first three (3) years of the amended term.

8) The Tenant shall have first right of refusal on any additional space within the building, in its entirety. Tenant will have 30 days to respond to any offer of additional space made by Landlord. Lease terms and conditions for any additional space shall be the same as for the initially leased space. The rental rate for any additional space shall not exceed the effective rental rate on the initially leased space.

9) The Tenant shall have One (1) - Five (5) year lease renewal option with 180 days prior written notice to the Landlord at a Fair Market Value.

10) Landlord agrees to perform the improvements outlined in Exhibit B at no cost to the Tenant. Landlord will also provide a security and IT allowance in the amount of $3,000. Landlord will make necessary improvements within 90 days of lease extension date, December 1, 2009.

11) Assignment.

a. As of December 1, 2009 (the "Assignment Date") and as permitted pursuant to Section 7.3 of the Lease, Tenant assigns and transfers to Assignee all of its right, title, and interest in and to the Lease, as amended hereby, including, without limitation, all rights to security and other deposits associated with the Lease, as amended, and Tenant shall have no further obligations thereunder, and Assignee hereby accepts the assignment and assumes and agrees to perform on and after the Assignment Date all of the obligations of the Tenant under the Lease, as amended, including, without limitation, payment of all rent and other charges due under the Lease after the Assignment Date.

b. Unless otherwise expressly agreed in writing by Tenant and Assignee: (i) Tenant shall continue to be responsible for obligations accruing before the Assignment Date; (ii) Assignee shall indemnify, defend and hold harmless Tenant from and against all liabilities arising under the Lease, as amended, after the Assignment Date; and (iii) Tenant shall indemnify, defend and hold harmless Assignee from and against all liabilities arising under the Lease, as amended, prior to the Assignment Date.

c. Landlord hereby acknowledges Tenant's assignment of the Lease, as amended, to the Assignee on the terms and conditions set forth herein, and the agreement by Assignee to assume on and after the Assignment Date the payment of all rent and performance of all duties and obligations as set forth in the Lease, as amended hereby, and Landlord releases Tenant from all duties and obligations under the Lease, as amended, including payment of rent, on and after the Assignment Date, and accepts Assignee as "Tenant" in the place of Tenant as of the Assignment Date under the Lease, as amended.

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In all other respects the Lease shall remain in full force and effect, including following the Assignment Date, and is hereby ratified and confirmed.

LANDLORD:

CARL E. TOUHEY

____________________ By: ____________________________

Witness

TENANT:

MECHANICAL TECHNOLOGY INC.

____________________ By: ____________________________

Witness

Its: ____________________________

ASSIGNEE:

MTI INSTRUMENTS INC.

____________________ By: ____________________________

Witness

Its: ____________________________